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                                                                      Exhibit 28


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


---------------------------------X
GWEN WERBOWSKY,

            Plaintiff,

     v.                                   C.A. No. 15014

SANDOZ LTD. et al.,

            Defendants.
---------------------------------X
JAMES VOSLER,

            Plaintiff,

     v.                                   C.A. No. 15016

SYSTEMIX, INC. et al.,

            Defendants.
---------------------------------X
JOSEPH CINCOTTA,

            Plaintiff,

     v.                                   C.A. No. 15018

SANDOX LTD. et al.,

            Defendants.
---------------------------------X
CRANDON CAPITAL PARTNERS,

            Plaintiff,

     V.                                   C.A. No. 15019

JOSEPH J. RUVANE, JR. et al.,

            Defendants.
---------------------------------X


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---------------------------------X
DAVID ROSENBERG,

            Plaintiff,

     V.                                   C.A. No. 15020

JOSEPH J. RUVANE, JR et al.,

            Defendants.
---------------------------------X
KEVIN TRACY,

            Plaintiff,

     v.                                   C.A. No. 15024

URS BARLOCHER et al.,

            Defendants.
---------------------------------X


                             ORDER OF CONSOLIDATION

     It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the actions.

     IT IS, this 20 day of Aug., 1996, ORDERED AS FOLLOWS:

     1. The above-captioned actions shall be consolidated for all purposes.

     2. Hereafter, papers need only be filed in Civil Action No. 15014.

     3. The caption of the consolidated action shall be as follows:

-----------------------------------------X

IN RE SYSTEMIX, INC. SHAREHOLDERS            CONSOLIDATED
LITIGATION                                   C.A. No. 15014

-----------------------------------------X

     4. The law firms of BERNSTEIN LIEBHARD & LIFSHITZ, 274 Madison Avenue, New York, NY 10016; BERNSTEIN LITOWITZ BERGER & GROSSMAN LLP,


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1285 Avenue of the Americas, New York, NY 10019; GOODKIND LABATON RUDOFF &
SUCHAROW, 100 Park Avenue, 12th Floor, New York, NY 10017; KAUFMAN MALCHMAN KIRBY & SQUIRE, LLP, 919 Third Avenue, New York, NY 10022; WECHSLER HARWOOD HALEBIAN & FEFFER LLP, 805 Third Avenue, New York, NY 10022; and WOLF POPPER ROSS WOLF & JONES, L.L.P., 845 Third Avenue, New York, NY 10022 shall constitute plaintiffs' Committee of the Whole. The law firms of BERNSTEIN LITOWITZ BERGER & GROSSMAN LLP and KAUFMAN MALCHMAN KIRBY & SQUIRE, LLP are designated as plaintiffs' Co-Lead Counsel. The law firm of ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A., Suite 1401, Mellon Bank Center, Wilmington, DE 19801 is designated as Delaware Liaison Counsel for plaintiffs.

     5. All documents previously served and filed to date in any of the cases consolidated herein are deemed a part of the record in the consolidated action. The complaint and first request for production of documents filed in C.A.
No. 15014 are hereby designated as the complaint and plaintiffs' first document request in the consolidated action. Defendants need not respond to the complaints filed in any of the other constituent actions.

     6. Plaintiffs' Co-Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs' attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, conduct settlement negotiations, and provide supervision and coordination of the activities of plaintiffs' counsel.


                                             /s/ ILLEGIBLE
                                             --------------------------------
                                                  Vice Chancellor


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